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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Report on Form 8-K of Prentiss Properties Trust dated April 2, 1997 of our report dated March 12, 1997 on our audit of the Combined Statement of Revenues and Certain Operating Expenses of the Natomas Properties for the year ended December 31, 1996, appearing in the registration statement on Form S-11 (File No. 333-23989) of Prentiss Properties Trust filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


Coopers & Lybrand L.L.P.


Dallas, Texas
June 11, 1997